EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118310 of Placer Sierra Bancshares on Form S-8 of our report, dated March 21, 2005, appearing in this Annual Report on Form 10-K of Placer Sierra Bancshares for the year ended December 31, 2004.

/s/ Perry-Smith LLP

Sacramento, California

March 30, 2005